Press Release                            405 Lancaster Avenue
 Ryan's Family Steak Houses, Inc.        Greer, South Carolina 29650
                                                (864) 879-1000



Contact:  Fred T. Grant, Jr.            For Immediate Release
          Vice President - Finance      May 1, 2002




            RYAN'S ANNOUNCES 3-FOR-2 STOCK SPLIT
                   ______________________



GREER, SOUTH CAROLINA --  Charles D. Way, Chairman and

President of Ryan's Family Steak Houses, Inc. (NASDAQ:

RYAN) announced today that the Board of Directors has

approved a 3-for-2 split of the Company's common stock,

which will take the form of a 50% stock dividend to

shareholders of record as of the close of business on May

15, 2002, with a payment date of May 29, 2002.  Cash will be paid in lieu of fractional shares.



The  Company owns and operates 313 and is franchiser  of  23

Ryan's restaurants.